                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

       THIS REGISTRATION RIGHTS AGREEMENT, dated as of January 25, 2000 (this "Agreement"), is made by and between AVANIR PHARMACEUTICALS, a California corporation, with headquarters located at 9393 Towne Centre Drive, Suite 200, San Diego, California 92121-3016 (the "Company"), and the entities named on the signature page hereto (each, an "Investor," and collectively, the "Investors") (each agreement with an Investor being deemed a separate and independent agreement between the Company and such Investor, except that each Investor acknowledges and consents to the rights granted to each other Investor under such agreement).

                              W I T N E S S E T H:

       WHEREAS, upon the terms and subject to the conditions of the Common Stock Purchase Agreement, dated as of January 25, 2000, by and among the Investors and the Company (the "Common Stock Purchase Agreement;" terms not otherwise defined herein shall have the meanings ascribed to them in the Common Stock Purchase Agreement), the Company has agreed to issue and sell to the Investors the Initial Shares, together with the Repriced Shares (collectively, the "Shares");

       WHEREAS, the Company has agreed to issue a Warrant to each of the Investors in connection with the issuance of the Shares; and

       WHEREAS, to induce the Investors to execute and deliver the Common Stock Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Shares and the Warrant Shares (as defined below);

       NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

       1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

               (a) "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a Registration Statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the Registration Statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a Registration Statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information.

               (b) "Register," "Registered," and "Registration" refer to a Registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

               (c) "Registrable Securities" mean the Shares and the Warrant Shares.

               (d) "Registration Statement" means a registration statement of the Company under the Securities Act, or an amendment to an existing registration statement.

       2. REGISTRATION.

               (a) MANDATORY REGISTRATION.

                       (i) The Company shall prepare and file with the SEC, as soon as possible after the Initial Closing and no later than a date (the "Required Filing Date"), which is sixty (60) days following the Initial Closing, either a Registration Statement on Form S-1 (or such other form that the Company is eligible to use) or an amendment to an existing Registration Statement, in either event Registering for resale by the Investors a sufficient number of shares of Common Stock for the Investors to sell the Registrable Securities (or such lesser number as may be required by the SEC, but in no event less than (i) two hundred percent (200%) of the aggregate number of Initial Shares and (ii) the number of shares of Common Stock that would be issued upon exercise of the Warrants (the "Warrant Shares") at the time of filing of the Registration Statement (assuming for such purposes that the Warrants had been eligible to be exercised and had been exercised in accordance with its terms, whether or not such eligibility or exercise had in fact occurred as of such date). The Registration Statement (W) shall include only the Registrable Securities, and
(X) shall state that, in accordance with Rule 416 and 457 under the Securities Act, it covers such indeterminate number of additional shares of Common Stock as may become issuable upon repricing of the Initial Shares and the exercise of the to prevent dilution resulting from stock splits or stock dividends. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (a "Required Effective Date"), which is no later than the earlier of (y) five (5) Business Days after notice by the SEC that it may be declared effective or (z) one hundred five (105) days after the date of the Initial Closing.

                       (ii) If at any time (an "Increased Registered Shares Date"), the number of shares of Common Stock represented by the Registrable Securities, issued or to be issued as contemplated by the Transaction Documents, exceeds the aggregate number of shares of Common

Stock then Registered, the Company shall, within ten (10) Business Days after receipt of a written notice from the Investors, either: (x) amend the Registration Statement filed by the Company pursuant to the preceding provisions of this Section 2, if such Registration Statement has not been declared effective by the SEC at that time, to Register two hundred percent (200%) of such Registrable Shares, computed as contemplated by the immediately preceding subparagraph (i); or (y) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement (an "Additional Registration Statement") to Register two hundred percent (200%) of the shares of Common Stock represented by the Registrable Shares, computed as contemplated by the immediately preceding subparagraph (i), that exceed the aggregate number of shares of Common Stock already Registered. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (a "Required Effective Date") which is no later than (q) with respect to a Registration Statement under clause (x) of this subparagraph (ii), the Required Effective Date contemplated by the immediately preceding subparagraph (i) and (r) with respect to an Additional Registration Statement, the earlier of (i) five (5) Business Days after notice by the SEC that it may be declared effective or (ii) sixty (60) days after the Increased Registered Shares Date.

               (b) PAYMENTS BY THE COMPANY.

                       (i) If the Registration Statement covering the Registrable Securities is not filed in proper form with the SEC by the Required Filing Date, the Company will make payment to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(b);

                       (ii) If the Registration Statement covering the Registrable Securities is not effective by thirty (30) days after the relevant Required Effective Date or if the Investors are restricted from making sales of Registrable Securities covered by a previously effective Registration Statement at any time (the date such restriction commences, a "Restricted Sale Date") after the Effective Date other than during a Suspension Period (as defined below), then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(b);

                       (iii) The amount (each a "Periodic Amount") to be paid by the Company to the Investors shall be determined as of each Computation Date (as defined below) and the Periodic Amount shall be equal to the Periodic Amount Percentage (as defined below) of the Purchase Price for all of the Initial Shares for the period from the date following the relevant Required Filing Date, Required Effective Date or Restricted Sale Date, as the case may be, to the first relevant Computation Date, and thereafter to each subsequent Computation Date. The "Periodic Amount Percentage" means (A) two percent (2%) of the Purchase Price for the period from the date following the relevant Required Filing Date, Required Effective Date or Restricted Sale Date, as the case may be, to the first relevant Computation Date (prorated on a daily basis if such period is less than thirty (30) days), and (B) two percent (2%) of the Purchase Price to each Computation Date thereafter

(prorated on a daily basis if such period is less than thirty (30) days). By way of illustration and not in limitation of the foregoing, if the Registration Statement for the Registrable Securities relating to the Common Stock and Warrants issued on the Initial Closing Date is timely filed but is not declared effective until one hundred sixty-five (165) days after the date of the Initial Closing, the Periodic Amount will aggregate four percent (4%) of the Purchase Price (2% for days 105-135, plus 2% for days 136-165).

                       (iv) Each Periodic Amount will be payable by the Company in cash or other immediately available funds to the Investors at the end of each Computation Period, without requiring demand therefor by the Investors.

                       (v) The parties acknowledge that the damages which may be incurred by the Investors if the Registration Statement is not filed by the Required Filing Date or if the Registration Statement has not been declared effective by a Required Effective Date, including if the right to sell Registrable Securities under a previously effective Registration Statement is suspended, may be difficult to ascertain. The parties agree that the Periodic Amount represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages.

                       (vi) Notwithstanding the foregoing, the amounts payable by the Company pursuant to this Section 2(b) shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Investors or their counsel, or in the event all of the Registrable Securities may be sold pursuant to Rule 144 or another available exemption under the Securities Act.

                       (vii) "Computation Date" means (A) the date which is the earlier of (1) thirty (30) days after the Required Filing Date, any relevant Required Effective Date or a Restricted Sale Date, as the case may be, or (2) the date after the Required Filing Date, such Required Effective Date or Restricted Sale Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b)(i) hereof) or is declared effective or has its restrictions removed (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be, and (B) each date which is the earlier of (1) thirty (30) days after the previous Computation Date or (2) the date after the previous Computation Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b)(i) hereof) or is declared effective or has its restrictions removed (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be.

       3. OBLIGATIONS OF THE COMPANY. In connection with the Registration of the Registrable Securities, the Company shall do each of the following:

               (a) Prepare promptly, and file with the SEC by the Required Filing Date, a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a) above, and thereafter use its reasonable best efforts to cause such Registration

Statement relating to Registrable Securities to become effective by the Required Effective Date and keep the Registration Statement effective at all times during the period (the "Registration Period") continuing until the earliest of: (i) the date that is two (2) years after the last day of the calendar month following the month in which the Final Repricing Period ends; (ii) the date when each of the Investors may sell its Registrable Securities under Rule 144; or (iii) the date when each of the Investors no longer owns any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

               (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

               (c) The Company shall permit a single firm of counsel designated by the Investors to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) Business Days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

               (d) Notify the Investors and their legal counsel identified to the Company (which, until further notice, shall be deemed to be Krieger & Prager, ATTN: Samuel Krieger, Esq.; "Investors' Counsel") (and, in the case of
(i)(A) below, not less than five (5) Business Days prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one
(1) Business Day following the day (i): (A) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) whenever the SEC notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Investors); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall furnish the Investors with copies of all intended written responses to the comments contemplated in clause
(C) of this Section 3(d) not later than one (1) Business Day in advance of the filing of such responses with the SEC so that the Investors shall have the opportunity to comment thereon;

               (e) Furnish to the Investors and Investors' Counsel: (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, two (2) copies of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto; and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as the Investors may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investors;

               (f) As promptly as practicable after becoming aware thereof, notify the Investors of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

               (g) As promptly as reasonably practicable after becoming aware thereof, notify the Investors of the issuance by the SEC any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

               (h) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event, the Investors shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until the Investors receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Registrable Securities for more than two twenty (20) day periods in the aggregate during any 12-month period ("Suspension Period") with at least a ten (10) Business Day interval between such periods, during the periods the Registration Statement is required to be in effect;

                       (i) Use its reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement on the "OTC Bulletin Board" of the National Association of Securities Dealers, and the quotation of the Registrable Securities on the OTC Bulletin Board;

                       (j) Provide a transfer agent for the Registrable Securities not later than the effective date of the Registration Statement;

                       (k) Cooperate with each Investor to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as such Investor may reasonably request, and, within three (3) Business Days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver a letter to the transfer agent substantially in the form of Schedule 3(k)1, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors) an opinion letter of such counsel relating to the status of such Registrable Securities covered by such Registration Statement substantially in the form of Schedule 3(k)2 hereto; and

                       (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to the Registration Statement.

       4. OBLIGATIONS OF THE INVESTORS. In connection with the Registration of the Registrable Securities, the Investors shall have the following obligations:

               (a) It shall be a condition precedent to the obligations of the Company to complete the Registration pursuant to this Agreement with respect to the Registrable Securities of the Investors, that the Investors shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the Registration of such Registrable Securities and shall execute such documents in connection with such Registration as the Company may reasonably request. At least ten (10) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor (the "Requested Information") if such Investor elects to have any of the Registrable

Securities included in the Registration Statement. If at least two (2) Business Days prior to the filing date the Company has not received the Requested Information from such Investor, then the Company need not file the Registration Statement until receiving the response of such Investor;

               (b) Each Investor, by accepting the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of the Registrable Securities from the Registration Statement; and

               (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor receives the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g).

       5. EXPENSES OF REGISTRATION. (a) All reasonable expenses incurred in connection with Registrations, filings or qualifications pursuant to Section 3, including, without limitation, all Registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company and a fee for a single counsel for the Investors, not exceeding $3,500 for the Registration Statement covering the Registrable Securities shall be borne by the Company; and

               (b) Except as otherwise provided for in Schedule 5(b) attached hereto, the Company nor any of its subsidiaries has, as of the date hereof, and the Company shall not on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof. Except as otherwise provided for in Schedule 5(b), the Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any person. Except as otherwise provided for in this Section 5, and without limiting the generality of the foregoing, without the written consent of Investors holding at least eighty percent (80%) of the Shares, the Company shall not grant to any person the right to request the Company to Register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Investors set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement and the other Transaction Documents.

       6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls such Investor within the meaning of the Securities Act or the

Securities Exchange Act of 1934, as amended (the "Exchange Act") (each, an "Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any Investor may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any material violation or alleged material violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to Section 6(b), the Company shall reimburse such Investor, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not: (I) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Party expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (II) be available to the extent such Claim is based on a failure of such Investor to deliver or cause to be delivered the prospectus made available by the Company; or (III) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Investor will indemnify the Company and its officers, directors and agents (each, an "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party.

               (b) Promptly after receipt by an Indemnified Party under this
Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Party, as the case may be. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party under this Section 6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action of its final conclusion. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

       7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

       8. REPORTS UNDER SECURITIES ACT AND EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without Registration ("Rule 144"), the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit such Investor to sell such securities pursuant to Rule 144 without Registration.

               (d) At the request of any holder of any Registrable Securities, and upon receipt from such holder of a certificate certifying (i) that such holder has held such Registrable Securities for a period of not less than one
(1) year, (ii) that such holder has not been an affiliate (as defined in Rule
144) of the Company for more than the ninety (90) preceding days, and (iii) as to such other matters as may be appropriate in accordance with Rule 144, remove from the stock certificate representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act; provided however, that, if Baker & McKenzie is not counsel to the Company, then counsel to Investor may provide such instructions and opinion to the transfer agent regarding the removal of the restrictive legend.

       9. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement may be assigned by an Investor to an affiliated entity of such Investor upon such Investor's transfer or sale of such Registrable Securities to such affiliated entity, subject to the prior approval of the Company, which approval shall not be withheld unreasonably.

       10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors that hold an eighty percent (80%) interest in the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

       11. MISCELLANEOUS.

               (a) Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Common Stock Purchase Agreement, if to the Company or to the Investors, to their respective addresses contemplated by the Common Stock Purchase Agreement, or at such other address as each such party furnishes by notice given in accordance with the Common Stock Purchase Agreement.

               (b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

               (c) This Agreement shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the County of San Diego or the state courts of the State of California sitting in the County of San Diego in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. In the event of any dispute, the prevailing party shall be entitled to recover its reasonable attorneys' fees.

               (d) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

               (e) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

               (f) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

               (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

               (h) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

               (i) The Company acknowledges that any failure by the Company to perform its obligations under Section 3(a) hereof, or any delay in such performance, could result in loss to the Investors, and the Company agrees that, in addition to any other liability the Company may have by reason of such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay, offset by any Periodic Amount paid to the Investors pursuant to Sections 2(b)(i)-(ii), unless the same is the result of force majeure. Neither party shall be liable for consequential damages.

               (j) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY:
AVANIR PHARMACEUTICALS

By:       /s/ Gregory P. Hanson
   --------------------------------
Name:  Gregory P. Hanson
Title: Chief Financial Officer

INVESTORS:
ROSEWORTH GROUP LTD.

By:       /s/ Hans Gassner
   --------------------------------
Name:  Hans Gassner
Title: Director

BAYVIEW LLC

By:       /s/ Navigator Management Ltd.
   --------------------------------
Name:  Navigator Management Ltd.
Title: Director

ENDEAVOUR CAPITAL FUND, S.A.

By:       /s/ Shmuli Margulies
   --------------------------------
Name:  Shmuli Margulies
Title: Director

                                 SCHEDULE 3(k)1

                        COMPANY LETTER TO TRANSFER AGENT

                                 SCHEDULE 3(k)2

                        OPINION LETTER TO TRANSFER AGENT

                                  SCHEDULE 5(b)

                          OTHER REGISTRABLE SECURITIES


                                       17